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                             CELLNET DATA SYSTEMS, INC.,

                                             as Issuer


                                         and


                                THE BANK OF NEW YORK,

                                         as Trustee


                                     ------------

                                      INDENTURE

                              Dated as of June 15, 1995


                                     ------------


                                     $235,000,000

                        Aggregate Principal Amount At Maturity

                          13% Senior Discount Notes due 2005

                     Series B 13% Senior Discount Notes due 2005


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE

Trust Indenture                                            Indenture
  Act Section                                               Section
---------------                                            ----------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(2). . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(3). . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10;
                                                           11.02
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . .     2.05
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     10.03
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     10.03
313(a) . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (b)(1). . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)(2). . . . . . . . . . . . . . . . . . . . . . .     7.06
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 10.02
   (d) . . . . . . . . . . . . . . . . . . . . . . . .     7.06
314(a) . . . . . . . . . . . . . . . . . . . . . . . .     4.07; 4.08;
                                                           10.02
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (c)(1). . . . . . . . . . . . . . . . . . . . . . .     10.04
   (c)(2). . . . . . . . . . . . . . . . . . . . . . .     10.04
   (c)(3). . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (d) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (e) . . . . . . . . . . . . . . . . . . . . . . . .     10.05
   (f) . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 10.02
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
   (d) . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
   (e) . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316(a)(last sentence). . . . . . . . . . . . . . . . .     2.09
   (a)(1)(A) . . . . . . . . . . . . . . . . . . . . .     6.05
   (a)(1)(B) . . . . . . . . . . . . . . . . . . . . .     6.04
   (a)(2). . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     6.07
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     9.05
317(a)(1). . . . . . . . . . . . . . . . . . . . . . .     6.08
   (a)(2). . . . . . . . . . . . . . . . . . . . . . .     6.09
   (b) . . . . . . . . . . . . . . . . . . . . . . . .     2.04
318(a) . . . . . . . . . . . . . . . . . . . . . . . .     10.01
   (c) . . . . . . . . . . . . . . . . . . . . . . . .     10.01


N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS


                                                                           Page
                                                                           ----

                                     ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions. . . . . . . . . . . . . . . . . . . . . .         1
Section 1.02  Incorporation by Reference of TIA. . . . . . . . . . .        34
Section 1.03  Rules of Construction. . . . . . . . . . . . . . . . .        35

                                     ARTICLE TWO

                                      THE NOTES

Section 2.01  Form and Dating. . . . . . . . . . . . . . . . . . . .        35
Section 2.02  Execution and Authentication; Aggregate
                Principal Amount . . . . . . . . . . . . . . . . . .        36
Section 2.03  Registrar and Paying Agent . . . . . . . . . . . . . .        37
Section 2.04  Paying Agent To Hold Assets in Trust . . . . . . . . .        38
Section 2.05  Noteholder Lists . . . . . . . . . . . . . . . . . . .        39
Section 2.06  Transfer and Exchange. . . . . . . . . . . . . . . . .        39
Section 2.07  Replacement Notes. . . . . . . . . . . . . . . . . . .        40
Section 2.08  Outstanding Notes. . . . . . . . . . . . . . . . . . .        40
Section 2.09  Treasury Notes . . . . . . . . . . . . . . . . . . . .        41
Section 2.10  Temporary Notes. . . . . . . . . . . . . . . . . . . .        41
Section 2.11  Cancellation . . . . . . . . . . . . . . . . . . . . .        41
Section 2.12  Defaulted Interest . . . . . . . . . . . . . . . . . .        42
Section 2.13  CUSIP Number . . . . . . . . . . . . . . . . . . . . .        42
Section 2.14  Deposit of Monies. . . . . . . . . . . . . . . . . . .        43
Section 2.15  Restrictive Legends. . . . . . . . . . . . . . . . . .        43
Section 2.16  Book-Entry Provisions for Global Security. . . . . . .        45
Section 2.17  Special Transfer Provisions. . . . . . . . . . . . . .        47
Section 2.18  Liquidated Damages Under Registration
                Rights Agreement . . . . . . . . . . . . . . . . . .        50

                                    ARTICLE THREE

                                      REDEMPTION

Section 3.01  Notices to Trustee . . . . . . . . . . . . . . . . . .        51
Section 3.02  Selection of Notes To Be Redeemed. . . . . . . . . . .        51
Section 3.03  Notice of Redemption . . . . . . . . . . . . . . . . .        52
Section 3.04  Effect of Notice of Redemption . . . . . . . . . . . .        53
Section 3.05  Deposit of Redemption Price. . . . . . . . . . . . . .        53
Section 3.06  Notes Redeemed in Part . . . . . . . . . . . . . . . .        53

                                     ARTICLE FOUR

                                      COVENANTS

                                                                           Page
                                                                           ----

Section 4.01  Payment of Notes . . . . . . . . . . . . . . . . . . .        54
Section 4.02  Maintenance of Office or Agency. . . . . . . . . . . .        54
Section 4.03  Corporate Existence. . . . . . . . . . . . . . . . . .        55
Section 4.04  Payment of Taxes and Other Claims. . . . . . . . . . .        55
Section 4.05  Maintenance of Properties and Insurance. . . . . . . .        55
Section 4.06  Compliance Certificate; Notice of Default. . . . . . .        56
Section 4.07  Compliance with Laws . . . . . . . . . . . . . . . . .        57
Section 4.08  SEC Reports and Other Information. . . . . . . . . . .        57
Section 4.09  Waiver of Stay, Extension or Usury Laws. . . . . . . .        59
Section 4.10  Limitation on Restricted Payments. . . . . . . . . . .        59
Section 4.11  Limitation on Transactions with Affiliates . . . . . .        63
Section 4.12  Limitation on Indebtedness and Preferred Stock . . . .        65
Section 4.13  Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted Subsidiaries . . .        66
Section 4.14  Limitation on Designation of Restricted and
                Unrestricted Subsidiaries. . . . . . . . . . . . . .        67
Section 4.15  Change of Control. . . . . . . . . . . . . . . . . . .        69
Section 4.16  Limitation on Asset Sales. . . . . . . . . . . . . . .        71
Section 4.17  Limitation on Preferred Stock of Restricted
                Subsidiaries . . . . . . . . . . . . . . . . . . . .        76
Section 4.18  Limitation on Liens. . . . . . . . . . . . . . . . . .        76
Section 4.19  Limitation on Sale and Leaseback Transactions. . . . .        77
Section 4.20  Limitation on Consolidation, Merger, Etc. of
                Restricted Subsidiaries. . . . . . . . . . . . . . .        77
Section 4.21  Calculation of Original Issue Discount . . . . . . . .        78

                                     ARTICLE FIVE

                                SUCCESSOR CORPORATION

Section 5.01  Merger, Consolidation and Sale of Assets . . . . . . .        78
Section 5.02  Successor Corporation Substituted. . . . . . . . . . .        80

                                     ARTICLE SIX

                                 DEFAULT AND REMEDIES

Section 6.01  Events of Default. . . . . . . . . . . . . . . . . . .        81
Section 6.02  Acceleration . . . . . . . . . . . . . . . . . . . . .        83
Section 6.03  Other Remedies . . . . . . . . . . . . . . . . . . . .        84
Section 6.04  Waiver of Past Defaults. . . . . . . . . . . . . . . .        84
Section 6.05  Control by Majority. . . . . . . . . . . . . . . . . .        85
Section 6.06  Limitation on Suits. . . . . . . . . . . . . . . . . .        85
Section 6.07  Rights of Holders To Receive Payment . . . . . . . . .        86
Section 6.08  Collection Suit by Trustee . . . . . . . . . . . . . .        86
Section 6.09  Trustee May File Proofs of Claim . . . . . . . . . . .        87
Section 6.10  Priorities . . . . . . . . . . . . . . . . . . . . . .        87
Section 6.11  Undertaking for Costs. . . . . . . . . . . . . . . . .        88

                                    ARTICLE SEVEN

                                                                           Page
                                                                           ----

                                       TRUSTEE

Section 7.01  Duties of Trustee. . . . . . . . . . . . . . . . . . .        88
Section 7.02  Rights of Trustee. . . . . . . . . . . . . . . . . . .        90
Section 7.03  Individual Rights of Trustee . . . . . . . . . . . . .        91
Section 7.04  Trustee's Disclaimer . . . . . . . . . . . . . . . . .        91
Section 7.05  Notice of Default. . . . . . . . . . . . . . . . . . .        92
Section 7.06  Reports by Trustee to Holders. . . . . . . . . . . . .        92
Section 7.07  Compensation and Indemnity . . . . . . . . . . . . . .        92
Section 7.08  Replacement of Trustee . . . . . . . . . . . . . . . .        94
Section 7.09  Successor Trustee by Merger, Etc.. . . . . . . . . . .        95
Section 7.10  Eligibility; Disqualification. . . . . . . . . . . . .        95
Section 7.11  Preferential Collection of Claims Against
                Company. . . . . . . . . . . . . . . . . . . . . . .        95

                                    ARTICLE EIGHT

                          DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01  Termination of Company's Obligations . . . . . . . . .        96
Section 8.02  Application of Trust Money . . . . . . . . . . . . . .        98
Section 8.03  Repayment to the Company . . . . . . . . . . . . . . .        98
Section 8.04  Reinstatement. . . . . . . . . . . . . . . . . . . . .        99
Section 8.05  Acknowledgment of Discharge by Trustee . . . . . . . .        99

                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01  Without Consent of Holders . . . . . . . . . . . . . .       100
Section 9.02  With Consent of Holders. . . . . . . . . . . . . . . .       101
Section 9.03  Compliance with TIA. . . . . . . . . . . . . . . . . .       102
Section 9.04  Revocation and Effect of Consents. . . . . . . . . . .       102
Section 9.05  Notation on or Exchange of Notes . . . . . . . . . . .       103
Section 9.06  Trustee To Sign Amendments, Etc. . . . . . . . . . . .       104

                                     ARTICLE TEN

                                    MISCELLANEOUS

Section 10.01 TIA Controls . . . . . . . . . . . . . . . . . . . . .       104
Section 10.02 Notices. . . . . . . . . . . . . . . . . . . . . . . .       104
Section 10.03 Communications by Holders with Other Holders . . . . .       105
Section 10.04 Certificate and Opinion as to Conditions Precedent . .       106
Section 10.05 Statements Required in Certificate or Opinion. . . . .       106
Section 10.06 Rules by Trustee, Paying Agent, Registrar. . . . . . .       107
Section 10.07 Legal Holidays . . . . . . . . . . . . . . . . . . . .       107
Section 10.08 Governing Law. . . . . . . . . . . . . . . . . . . . .       107
Section 10.09 No Adverse Interpretation of Other Agreements. . . . .       107
Section 10.10 No Recourse Against Others . . . . . . . . . . . . . .       107

                                                                           Page
                                                                           ----

Section 10.11 Successors . . . . . . . . . . . . . . . . . . . . . .       108
Section 10.12 Duplicate Originals. . . . . . . . . . . . . . . . . .       108
Section 10.13 Severability . . . . . . . . . . . . . . . . . . . . .       108
Section 10.14 Independence of Covenants. . . . . . . . . . . . . . .       108


Signatures     . . . . . . . . . . . . . . . . . . . . . . . . . . .       109

Exhibit A - Form of Initial Note . . . . . . . . . . . . . . . . . .       A-1
Exhibit B - Form of Exchange Note. . . . . . . . . . . . . . . . . .       B-1
Exhibit C - Form of Certificate To Be Delivered
                in Connection with Transfers to Non-QIB
                Accredited Investors . . . . . . . . . . . . . . . .       C-1
Exhibit D - Form of Certificate To Be Delivered in
                Connection with Transfers Pursuant
                to Regulation S. . . . . . . . . . . . . . . . . . .       D-1
Exhibit E - Form of Tax Sharing Agreement. . . . . . . . . . . . . .       E-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of June 15, 1995, between CellNet Data Systems, Inc., a California corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

         The Company has duly authorized the creation of an issue of 13% Senior Discount Notes due 2005 (the "INITIAL NOTES") and Series B 13% Senior Discount Notes due 2005 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.


                                     ARTICLE ONE

                      DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01. DEFINITIONS.

         "ACCRETED VALUE" means, with respect to any Note, as of any date of determination prior to December 15, 2000, the sum of (a) $532.726 and (b) the portion of the excess of the principal amount of each Note over the amount which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13% per annum, compounded semi-annually on each June 15 and December 15 from the Issue Date through the date of determination.

         "ACQUIRED INDEBTEDNESS" of any Person means Indebtedness of another Person and any of such other Person's Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

         "AFFILIATE" means, when used with reference to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or (ii) any director, officer or partner of such Person or any Person specified in clause (i) above. For the purposes of this definition, the term "CONTROL" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing. Neither Smith Barney Inc. nor any of its Affiliates shall be deemed to be an Affiliate of the Company or of any of its Subsidiaries or Affiliates. No Wholly Owned Restricted Subsidiary of the Company shall be deemed to be an Affiliate of the Company or of any of its Wholly Owned Restricted Subsidiaries.

         "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "AGENT MEMBERS" has the meaning provided in Section 2.16.

         "ASSET ACQUISITION" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, or (b) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of any Person.

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition for value (for purposes of this definition, each a "DISPOSITION") by the Company or by any of its Restricted Subsidiaries (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than the Company or any Qualified Restricted Subsidiary) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of (i) any property or assets of the Company or of any Restricted Subsidiary of the Company to the extent that any such disposition is not in the ordinary course of business of the Company or such Restricted Subsidiary or (ii) any Capital Stock of any Restricted Subsidiary of the Company, other than (1) any issuance and sale of Preferred Stock of a Restricted Subsidiary pursuant to clause (xi) of the definition of Permitted Indebtedness, (2) any disposition to the Company,
(3) any disposition to any Qualified Restricted Subsidiary, (4) any disposition made in accordance with Section 4.10, (5) any Lien to the extent that such Lien is granted in compliance with Section 4.18, (6) any transaction or series of related transactions consummated in accordance with Section 5.01 (except as otherwise provided in the last paragraph of subsection (a) of Section 4.16),
(7) any transaction or series of related transactions for fair market value resulting in net cash proceeds to the Company or such Restricted Subsidiary of less than $10,000,000 in any fiscal year of the Company, (8) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof, (9) disposals or replacements of obsolete or worn out equipment in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be,
(10) the factoring of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, pursuant to customary business terms, (11) the licensing in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, of the use of the Company's or any of such Restricted Subsidiaries' intellectual property or FCC Licenses, (12) any transfer of equipment in the ordinary course of business from the Company or any Restricted Subsidiary to any other Subsidiary of the Company or (13) the disposition to any Restricted Subsidiary of contracts in respect of Qualified Projects entered into by the Company (not previously entered into by any Restricted Subsidiary).

         "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "BOARD OF DIRECTORS" means, as to (a) any corporate Person, the board of directors of such Person or any duly authorized committee thereof, (b) any partnership, limited liability company or comparably organized Person which is ultimately controlled by a corporate general partner, managing member or other corporation, the "Board of Directors" of such corporation as specified in clause
(a) of this definition and (c) any partnership, limited liability company or comparably organized Person which is ultimately controlled by individuals, such controlling individuals.

         "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors.

         "BUSINESS DAY" means a day that is not a Legal Holiday.

         "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

         "CASH EQUIVALENTS" mean (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iv) certificates of deposit, Eurodollar deposits, or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase agreements and reverse repurchase agreements maturing within one year from the date entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in mutual funds and money market accounts investing at least 90% of the funds in Investments of the types described in the foregoing clauses (i) through (v).

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company):

         (i) the Company consolidates with or merges with or into another Person or the Company or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person or group of related Persons for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable (a "GROUP OF PERSONS"), or any Person consolidates with, or merges with or into, the Company (whether or not in compliance with the terms of this Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning Voting Stock of the Company having greater than 50% of the total voting power of the outstanding Voting Stock of the Company immediately prior to the consummation of such transaction shall cease to own, directly or indirectly, the Voting Stock of the surviving or transferee entity or of the Company having greater than 50% of the total voting power of the outstanding Voting Stock of such Person; or

         (ii) the approval by the holders of Capital Stock of the Company of any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture); or

         (iii) any Person or Group of Persons either (1) is or becomes, by purchase, tender offer, exchange offer, open market purchases, privately negotiated purchases or otherwise, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire at the time of determination, whether such right is exercisable immediately or after the passage at the time of determination of 90 days or less), directly or indirectly, of Voting Stock of the Company having greater than 50% of the total voting power of the outstanding Voting Stock of the Company (for the purpose of this clause (iii), such Person or Group of Persons will be deemed to "beneficially own" (determined as aforesaid) any Voting Stock of a corporation (the "SPECIFIED CORPORATION") held by any other corporation (the "PARENT CORPORATION") if such Person or Group of Persons "beneficially owns," directly or indirectly, Voting Stock of such parent corporation having a majority of the voting power of the outstanding Voting Stock of such parent corporation) or (2) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company; PROVIDED, HOWEVER, that for purposes of this clause (iii), a Person shall not be deemed the beneficial owner of any securities in respect of which beneficial ownership by such Person arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation that is made pursuant to, and in accordance with applicable law for a shareholder meeting, or, if the Company is at the time required to file reports under Section 13 or 15 of the Exchange Act, the Exchange Act and is not then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or

         (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         For purposes of the foregoing definition of Change of Control, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.15.

         "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in
Section 4.15.

         "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income of such Person for such period, PLUS (ii) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income,
(A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) Consolidated Interest Expense for such Person for such period,
(C) amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period, and (D) other non-cash items (other than non-cash interest) reducing Consolidated Net Income for such Person and its Restricted Subsidiaries for such period, other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge for such period constituting an extraordinary item of loss, LESS (iii) (A) all non-cash items increasing Consolidated Net Income for such Person and its Restricted Subsidiaries for such period and
(B) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom (a) net after-tax gains and losses from all sales or other dispositions of assets outside the ordinary course of business, (b) net after-tax extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged or consolidated with such Person or any Restricted Subsidiary, (d) the cumulative effect of a change in accounting principles,
(e) any net income of any other Person if such other Person is not a Restricted Subsidiary and is accounted for by the equity method of accounting, except that such Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company or a Qualified Restricted Subsidiary due to the restrictions set forth in clause (f) below (regardless of any waiver of such conditions)), (f) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person, except that (A) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person or a Qualified Restricted Subsidiary as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction) and (B) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (g) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (h) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (i) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean, with respect to any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Restricted Subsidiaries.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEBT TO CASH FLOW RATIO" means, as to any Person, the ratio of
(i) the Consolidated Total Indebtedness of such Person as of the date of calculation (the "DETERMINATION DATE") to (ii) the product of (A) the Consolidated EBITDA of such Person for the full fiscal quarter for which financial information is available ending not more than 135 days prior to the transaction or event giving rise to the need to calculate the Debt to Cash Flow Ratio (such fiscal quarter, the "MEASUREMENT PERIOD") and (B) four.

         For purposes of this definition, the Consolidated Total Indebtedness of the Person as of the Determination Date shall be adjusted as if the Indebtedness giving rise to the need to perform such calculation had been Incurred and the proceeds therefrom had been applied on the Determination Date. For purposes of calculating Consolidated EBITDA of the Company for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,
(II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) of any operating business during the Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation will be made on a PRO FORMA basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; PROVIDED, HOWEVER, that such PRO FORMA adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person's net income would be excluded pursuant to clause (f) of the definition of Consolidated Net Income.

         "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

         "DISQUALIFIED CAPITAL STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

         "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCHANGE NOTES" has the meaning provided in the preamble to this Indenture.

         "FAIR MARKET VALUE" or "FAIR VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee; PROVIDED, HOWEVER, that if
(A) the aggregate non-cash consideration to be received by the Company or any of its Subsidiaries from any Asset Sale shall reasonably be expected to exceed $5,000,000 or (B) the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $10,000,000, in each case, upon completion of the transaction occasioning such calculation, then fair market value shall be determined by an Independent Financial Advisor.

         "FCC LICENSE" means an authorization that has been duly granted by the Federal Communications Commission approving the control and use of specified frequencies by the licensed Person.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

         "GLOBAL NOTE" has the meaning provided in Section 2.01.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include (a) endorsements for collection or deposit in the ordinary course of business, or
(b) commitments to make Permitted Investments in Restricted Subsidiaries. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "INCURRENCE," "INCURRED," "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing).

         "INDEBTEDNESS" means with respect to any Person, without duplication, whether contingent or otherwise, (i) any obligation for money borrowed, (ii) any obligation evidenced by bonds, debentures, notes, or other similar instruments,
(iii) reimbursement obligations in respect of letters of credit or other similar instruments, (iv) any obligation to pay the deferred purchase price of property or services including Capitalized Lease Obligations, (v) the maximum fixed redemption or repurchase price of Disqualified Capital Stock, (vi) indebtedness of others of the types described in clauses (i) through (v) above, secured by a lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets, (vii) indebtedness of others of the types described in clauses (i) through (v) above, guaranteed by such Person or its Restricted Subsidiaries and (viii) all obligations of such Person under Interest Swap Obligations; PROVIDED, HOWEVER, that the amount of any Indebtedness at any date shall be the outstanding balance of all unconditional obligations and the maximum liability of any contingent obligations at such date. Notwithstanding the foregoing, "INDEBTEDNESS" shall not be construed to include trade payables, credit on open account, accrued liabilities or daylight overdrafts. For purposes hereof, the "MAXIMUM FIXED REDEMPTION OR REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "INITIAL NOTES" has the meaning provided in the preamble to this Indenture.

         "INITIAL PURCHASER" means Smith Barney Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

         "INTEREST SWAP OBLIGATIONS" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property or assets (valued at the fair market value thereof as of the date of transfer) to other Persons or payments for property or services for the account or use of other Persons, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);
(iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); (iv) the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or other beneficial ownership of any Person; and (v) all other items that would be classified as investments

(including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, the purchase or acquisition of any securities of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $5,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "ISSUE DATE" means June 15, 1995, the date of original issuance of the Notes.

         "LEGAL HOLIDAY" has the meaning provided in Section 10.07.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

         "MATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary of the Company which together with its Subsidiaries and each Defaulting Subsidiary (as defined below) either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 25% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had EBITDA for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 25% of the Company's Consolidated EBITDA (such calculation of Consolidated EBITDA of the Company for the purposes of this definition to be calculated without giving effect to clause (f) of the definition of Consolidated Net Income) for such period in each case as determined in accordance with GAAP. "DEFAULTING SUBSIDIARY" means any Subsidiary of the Company with respect to which an event described under clause (iv), (v), (vii), (viii) or (ix) of Section 6.01 has occurred and is continuing, determined as if the references to the words "Material Subsidiary" in each such clause were a reference to the words "Subsidiary of the Company" therein.

         "MATURITY DATE" means June 15, 2005.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET CASH PROCEEDS" mean, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim which is legally superior to that of the Holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "NET EQUITY PROCEEDS" mean (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary of the Company for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to a Qualified Restricted Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of (a) and (b) above to the extent consummated after the Issue Date; PROVIDED, HOWEVER, that Net Equity Proceeds shall not include or be deemed to include (A) the exchange, exercise, conversion or surrender of any Indebtedness outstanding or Incurred on the Issue Date that is subordinated (whether pursuant to its terms or by operation of law) to the Notes, (B) any Net Equity Proceeds from a Public Equity Offering to the extent utilized to redeem the Notes and (C) the issuance of equity of the Company (including, without limitation, any warrants to acquire equity) as a unit with the Notes on the Issue Date.

         "NET PROCEEDS OFFER" has the meaning provided in Section 4.16.

         "NET PROCEEDS OFFER AMOUNT" has the meaning provided in Section 4.16.

         "NET PROCEEDS OFFER PAYMENT DATE" has the meaning provided in
Section 4.16.

         "NET PROCEEDS OFFER TRIGGER DATE" has the meaning provided in
Section 4.16.

         "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

         "NOTES" mean the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "OBLIGATIONS" mean all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING MEMORANDUM" means the Confidential Private Placement Offering Memorandum dated June 14, 1995 of the Company relating to the offering of the Notes.

         "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 10.04 and 10.05, as they relate to the making of an Officers' Certificate.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

         "PAYING AGENT" has the meaning provided in Section 2.03.

         "PAYMENT RESTRICTION" has the meaning provided in Section 4.13.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

         (i) Indebtedness Incurred by the Company under the Initial Notes and the Exchange Notes and any Refinancing Indebtedness Incurred to Refinance such Indebtedness;

         (ii) Indebtedness Incurred by the Company under revolving credit and letter of credit facilities and any Refinancing Indebtedness Incurred to Refinance such Indebtedness to the extent that the aggregate principal amount at any time outstanding of such Indebtedness and any such Refinancing Indebtedness does not exceed $25,000,000;

         (iii) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date and reflected in the financial statements set forth in the Offering Memorandum as in effect on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon and any Refinancing Indebtedness Incurred to Refinance such Indebtedness;

         (iv) Indebtedness of the Company or of any Restricted Subsidiary of the Company under Interest Swap Obligations; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company or such Subsidiary from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture (as determined in good faith by a senior financial officer of the Company), to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

         (v) additional Indebtedness Incurred by the Company or by any of its Restricted Subsidiaries and any Refinancing Indebtedness Incurred to Refinance such Indebtedness to the extent that the aggregate principal amount at any time outstanding of such Indebtedness and any such Refinancing Indebtedness does not exceed the greater of (x) $25,000,000 and
    (y) the product of (I) Consolidated EBITDA of the Company for the most recently ended fiscal quarter for which financial statements are available ending not more than 135 days prior to the date of determination and
    (II) four;

         (vi) Indebtedness of a direct or indirect Restricted Subsidiary to the Company for so long as such Indebtedness is held by the Company or a direct or indirect Qualified Restricted Subsidiary in each case subject to no Lien held by any Person other than the Company or a Qualified Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that if as of any date any Person other than the Company or a direct or indirect Qualified Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi) by the issuer of such Indebtedness;

         (vii) Indebtedness of the Company or of a direct or indirect Restricted Subsidiary to any direct or indirect Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or by a direct or indirect Qualified Restricted Subsidiary in each case subject to no Lien held by any Person other than the Company or a Qualified Restricted Subsidiary; PROVIDED, HOWEVER, that (a) any Indebtedness of the Company to any direct or indirect Subsidiary of the Company is unsecured and evidenced by an intercompany promissory note that, other than in the case of a foreign Restricted Subsidiary, is subordinated to the Company's obligations under this Indenture and the Notes, and (b) if as of any date any Person other than the Company or a direct or indirect Qualified Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
    (vii) by the issuer of such Indebtedness;

         (viii) (A) Indebtedness of any corporation that becomes a Restricted Subsidiary after the Issue Date which Indebtedness existed at the time such corporation becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that (a) such Indebtedness was not Incurred as a result of or in connection with or anticipation of such corporation becoming a Restricted Subsidiary, (b) immediately before and immediately after giving effect to such corporation becoming a Restricted Subsidiary, the Company could Incur at least $1.00 of additional Indebtedness in accordance with the Debt to Cash Flow Ratio test of paragraph (b) of Section 4.12 and (c) such Indebtedness is without recourse to the Company or to any of its Subsidiaries or to any of their respective properties or assets other than the Person becoming a Restricted Subsidiary or its properties and assets and (B) any Refinancing Indebtedness Incurred to Refinance such Indebtedness;

         (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within three Business Days of its Incurrence;

         (x) (A) Indebtedness Incurred or Preferred Stock issued by any Restricted Subsidiary, the proceeds of which will be used to finance Qualified Projects; PROVIDED, HOWEVER, that no such Indebtedness may, except as permitted by clause (xi) below of this definition and by
    Section 4.20, be Incurred directly or indirectly by any other Restricted Subsidiary in respect of such Indebtedness pursuant to a guarantee, pledge of assets, assumption or otherwise or as a result of or pursuant to the merger or consolidation of any other Restricted Subsidiary with or into the Restricted Subsidiary Incurring the Indebtedness pursuant to this clause
    (x) and (B) any Refinancing Indebtedness Incurred to Refinance such Indebtedness;

         (xi) Indebtedness Incurred by any Restricted Subsidiary pursuant to a guarantee or assumption in respect of any Indebtedness of any other Restricted Subsidiary Incurred by such other Restricted Subsidiary pursuant to clause (x) of this definition (including Refinancing Indebtedness Incurred pursuant to subclause (B) thereof); PROVIDED, HOWEVER, that no such Indebtedness (including Refinancing Indebtedness Incurred pursuant to subclause (B) of clause (x) of this definition) of such other Restricted Subsidiary may be guaranteed or otherwise assumed pursuant to this clause
    (xi) unless either (1) at the time of such guarantee or assumption the Debt to Cash Flow Ratio of the Company is less than or equal to 6.0 to 1.0 or
    (2) at the time of such guarantee or assumption (after giving effect thereto) the total contribution to the Consolidated EBITDA of the Company (such Consolidated EBITDA to be calculated for purposes of this clause (xi) without giving effect to clause (f) of the definition of Consolidated Net Income) for the most recently ended fiscal quarter for which financial information is available ending not more than 135 days prior to the date of determination of the Restricted Subsidiaries which have Incurred Indebtedness or issued Preferred Stock pursuant to clause (x) of this definition (which such Indebtedness or Preferred Stock is outstanding at the time of determination) and of the Restricted Subsidiaries which have guaranteed or otherwise assumed such outstanding Indebtedness pursuant to this clause (xi) (which such guarantee or assumption is in effect) is not in excess of 25% of such Consolidated EBITDA; and

         (xii)  Indebtedness in respect of Cash Equivalents pursuant to clause
    (v) of the definition thereof.

         "PERMITTED INVESTMENTS" mean, without duplication, each of the following:

         (a) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

         (b) Investments by the Company or by any Restricted Subsidiary in any Person that is or will become immediately after such Investment a direct or indirect Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that
    (A) for purposes of calculating at any date the aggregate amount of Investments made since the Issue Date under Section 4.10, such Investment shall be a Permitted Investment only so long as any such Subsidiary in which the Investment has been made meets the conditions set forth in this clause (b), (B) no such Investment may be made in any Restricted Subsidiary by the Company pursuant to a guarantee or other assumption of such Restricted Subsidiary's Indebtedness, (C) no such Investment may be made in any Restricted Subsidiary by another Restricted Subsidiary pursuant to a guarantee or other assumption of such Restricted Subsidiary's Indebtedness unless permitted by clause (xi) of the definition of Permitted Indebtedness and (D) no Investment of properties, assets or contracts (other than cash capital contributions and hardware and equipment) may be made in any Wholly Owned Restricted Subsidiary that is not (or will not be as a result of or in connection with or in anticipation of the transaction in question) a Qualified Restricted Subsidiary unless at the time of such Investment either (x) the Debt to Cash Flow Ratio of the Company is less than or equal to 6.0 to 1.0 or (y) the total contribution to the Consolidated EBITDA of the Company (such Consolidated EBITDA to be calculated for purposes of this subclause (D) of this clause (b) without giving effect to clause (f) of the definition of Consolidated Net Income) for the most recently ended fiscal quarter for which financial information is available ending not more than 135 days prior to the date of determination of the Restricted Subsidiaries which are not Qualified Restricted Subsidiaries is not in excess of 25% of such Consolidated EBITDA;

         (c) any Investments in the Company by any Subsidiary of the Company; PROVIDED, HOWEVER, that any Indebtedness evidencing such Investment is subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Notes and this Indenture;

         (d) Investments consisting of non-cash consideration made or held by the Company or by its Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16;

         (e)  Investments existing on the Issue Date;

         (f) loans and advances to employees and officers of the Company and the Restricted Subsidiaries made in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $1,000,000 for all Investments pursuant to this clause (f);

         (g) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary and on ordinary business terms;

         (h) Investments arising from transactions by the Company or any Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

         (i) additional Investments in an aggregate amount outstanding at any time not to exceed $10,000,000 for all Investments pursuant to this clause
    (i);

         (j) Investments in joint ventures, partnerships, or other business ventures in an aggregate amount outstanding at any time not to exceed $15,000,000 for all Investments pursuant to this clause (j);

         (k) Investments consisting of (i) licensing or sublicensing of FCC Licenses or intellectual property of the Company or any Restricted Subsidiary in the ordinary course of business, (ii) the transfer of equipment from the Company or any Restricted Subsidiary to any other Subsidiary in the ordinary course of business, and (iii) the sharing or contribution of services of employees among any one or more of the Company and its Subsidiaries in the ordinary course of business;

         (l) loans in the ordinary course of business to employees of the Company to purchase Capital Stock of the Company pursuant to the terms of employee stock benefit plans; and

         (m) the sale, conveyance, transfer, lease, assignment or other disposition to any Restricted Subsidiary of contracts in respect of Qualified Projects entered into by the Company (not previously entered into by any Restricted Subsidiary).

         "PERMITTED LIENS" mean, without duplication, each of the following:

         (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public statutory obligations of such Person or deposits to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

         (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate provision has been made;

         (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by generally accepted accounting principles, shall have been made therefor;

         (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

         (v) Liens to support trade letters of credit issued in the ordinary course of business;

         (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property;

         (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

         (viii) Liens in favor of the Company or any Qualified Restricted Subsidiary;

         (ix)  Liens securing Acquired Indebtedness Incurred in accordance with
    Section 4.12; PROVIDED, HOWEVER, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company and were not granted as a result of, in connection with or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company;

         (x) Liens granted by the Company or by any Restricted Subsidiary to secure Indebtedness Incurred in accordance with this Indenture which Indebtedness represents all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date from a Person that is not an Affiliate of the Company; PROVIDED, HOWEVER, that (A) the aggregate amount of Indebtedness secured by such Liens shall not exceed the fair market value (or, if less, the cost) of the assets or property so acquired or constructed and (B) such Liens shall not encumber any other assets or property of the Company or of any Restricted Subsidiary (except proceeds, products, attachments and accessions) and shall attach to such assets or property within 120 days of the acquisition of such assets or property;

         (xi) Liens on the assets or property of a Person that becomes a Restricted Subsidiary after the Issue Date to the extent that such Liens are existing at the time such Person became a Restricted Subsidiary and were not granted as a result of, in connection with or in anticipation of such Person becoming a Restricted Subsidiary; PROVIDED, HOWEVER, that (A) the Indebtedness (if any) secured thereby is Incurred in accordance with this Indenture and (B) such Liens do not extend to or cover any assets or property of the Company or of any Restricted Subsidiary, other than the assets or property so acquired (together with proceeds and products thereof and attachments and accessions thereto);

         (xii) Liens to secure Capitalized Lease Obligations, including in respect of Sale and Leaseback Transactions of property or assets to the extent consummated in compliance with Section 4.12; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary, other than the property or assets subject to such Capitalized Lease Obligations;

         (xiii) Liens in respect of Refinancing Indebtedness Incurred to Refinance any of the Indebtedness set forth in clauses (ix), (x), (xi),
    (xii) above and clauses (xviii), (xx), (xxi) and (xxii) below; PROVIDED, HOWEVER, that such Liens in respect of such Refinancing Indebtedness (A) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any properties or assets of the Company or of any Restricted Subsidiary, other than the property or assets that secured the Indebtedness being Refinanced;

         (xiv) Liens to the extent granted or existing in respect of specific items of inventory or other goods and proceeds thereof of any Person securing such Person's Obligations in respect of bankers' acceptances arising in the ordinary course of business if and to the extent issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such specific items of inventory or other goods;

         (xv) Liens in favor of the Trustee for the benefit of the Noteholders arising under Section 4.18(A) hereof;

         (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

         (xvii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xviii) Liens existing on the Issue Date to the extent and in the manner existing on the Issue Date;

         (xix) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of real or personal property that are otherwise permitted under the Indenture and under which the Company or any Restricted Subsidiary is a lessee;

         (xx) Liens on property or assets of a Restricted Subsidiary securing Indebtedness Incurred by such Restricted Subsidiary in accordance with clause (x) of the definition of Permitted Indebtedness; PROVIDED,

    HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary;

         (xxi) Liens on property or assets of any Restricted Subsidiary that has Incurred Indebtedness pursuant to clause (xi) of the definition of Permitted Indebtedness securing such Indebtedness; PROVIDED, HOWEVER, that such Liens do not extend to or cover any other property or assets of the Company or any other Restricted Subsidiary;

         (xxii) Liens on property or assets of the Company (other than the capital stock of its Subsidiaries) securing Indebtedness Incurred under clause (ii) of the definition of Permitted Indebtedness; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of any Subsidiary of the Company; and

         (xxiii) Liens consisting of pledges of the Capital Stock of Subsidiaries of the Company securing Indebtedness Incurred pursuant to clauses (x) and (xi) of the definition of Permitted Indebtedness.

         "PERMITTED STOCK REPURCHASE" means (1) the repurchase, redemption, retirement or acquisition of Capital Stock, or warrants, options or rights to acquire such Capital Stock, of the Company that is at the time of such repurchase, redemption, retirement or acquisition held by an employee, officer or director of the Company or any Subsidiary of the Company or a permitted transferee or affiliate of such employee, officer or director pursuant to any equity subscription agreement, stockholders' agreement, stock option agreement or similar agreement, to the extent that such repurchase, redemption, retirement or acquisition is effected upon the death, retirement or other termination of such employee, officer or director and (2) the payment of any Indebtedness of the Company issued to any such Person in connection with any such repurchase, redemption, retirement or acquisition.

         "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

         "PROCEEDS PURCHASE DATE" has the meaning provided in Section 4.16.

         "PRODUCTIVE ASSETS" mean assets (including assets owned directly or indirectly through Capital Stock) of a kind used or usable in the businesses of the Company and the Restricted Subsidiaries as they are conducted on the date of the Asset Sale.

         "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

         "PUBLIC EQUITY OFFERING" means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-4 or S-8 under the Securities Act) of Capital Stock (other than Disqualified Capital Stock) of the Company pursuant to an effective registration statement under the Securities Act.

         "PUBLIC MARKET" means any time after (x) a Public Equity Offering has been consummated and (y) at least 30% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 promulgated under the Securities Act.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "QUALIFIED INTERCOMPANY INDEBTEDNESS" means any Indebtedness of a Restricted Subsidiary Incurred and outstanding in accordance with clauses (vi) and (vii) of the definition of Permitted Indebtedness (but only so long as such Indebtedness would qualify as Permitted Indebtedness under such clause (vi) or
(vii)).

         "QUALIFIED INTERCOMPANY PREFERRED STOCK" means Preferred Stock of a Subsidiary of the Company for so long as such Preferred Stock is owned and held by the Company or a Qualified Restricted Subsidiary of the Company and in each case not subject to any Lien held by any Person other than the Company or a Qualified Restricted Subsidiary of the Company.

         "QUALIFIED PROJECTS" mean projects for the development, manufacturing, installation, operation, ownership, servicing, management or marketing of the Company's wireless data communications systems, or activities reasonably related or incidental thereto.

         "QUALIFIED RESTRICTED SUBSIDIARY" means any Wholly Owned Restricted Subsidiary of the Company which has not Incurred, and will not Incur in connection with the transaction for which the relevant determination is being made, any Indebtedness other than Qualified Intercompany Indebtedness or issued any Preferred Stock other than Qualified Intercompany Preferred Stock and which Subsidiary is not, and will not in connection with the transaction for which the relevant determination is being made become, subject to any Payment Restriction.

         "RECORD DATE" means the Record Dates specified in the Notes; PROVIDED, HOWEVER, that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

         "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means (A) any Indebtedness Incurred by the Company to Refinance Indebtedness of the Company or of the Restricted Subsidiaries or (B) any Indebtedness Incurred by any Restricted Subsidiary to Refinance Indebtedness Incurred by such Restricted Subsidiary; PROVIDED, HOWEVER, that such Indebtedness so Incurred to Refinance such other Indebtedness (the "EXISTING INDEBTEDNESS") (1) is not in an aggregate principal amount as of the date of the consummation of such proposed Refinancing in excess of (or if such Indebtedness being Incurred to Refinance the Existing Indebtedness is issued with original issue discount, at an original issue price not in excess
of) the sum of (i) the aggregate principal amount outstanding of the Existing Indebtedness

(PROVIDED, HOWEVER, that (a) if such Existing Indebtedness was issued with original issue discount, in excess of the accreted amount of such Existing Indebtedness (as determined in accordance with GAAP) as of the date of such proposed Refinancing, (b) if such Existing Indebtedness was Incurred pursuant to a revolving credit facility or any other agreement providing a commitment for subsequent borrowings, with a maximum commitment under the agreement governing the Indebtedness proposed to be Incurred not in excess of the maximum commitment amount under such Existing Indebtedness and (c) any amount of such Existing Indebtedness owned or held by the Company or any of its Subsidiaries shall not be deemed to be outstanding for the purposes hereof) as of the date of such proposed Refinancing, PLUS (ii) the amount of any premium required to be paid under the terms of the instrument governing such Existing Indebtedness and PLUS
(iii) the amount of reasonable expenses incurred by the Company or such Subsidiary in connection with such Refinancing and (2) does not have (I) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Existing Indebtedness or (II) a final maturity earlier than the final maturity of the Existing Indebtedness; PROVIDED, FURTHER, HOWEVER, that
(x) if such Existing Indebtedness is Indebtedness of the Company, then such Indebtedness proposed to be Incurred to Refinance the Existing Indebtedness shall be Indebtedness solely of the Company (it being understood that if such Indebtedness is secured by a pledge of the Capital Stock of Subsidiaries of the Company, such Indebtedness Incurred to Refinance the Existing Indebtedness may likewise be secured), (y) if such Existing Indebtedness is subordinate or junior to the Notes, then such Indebtedness proposed to be Incurred to Refinance the Existing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Existing Indebtedness and (z) such Indebtedness proposed to be Incurred to Refinance the Existing Indebtedness is not Incurred more than three months prior to the complete retirement and defeasance of the Existing Indebtedness with the proceeds thereof.

         "REGISTRAR" has the meaning provided in Section 2.03.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchaser for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

         "REGULATION S" means Regulation S under the Securities Act.

         "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

         "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not designated to be an Unrestricted Subsidiary pursuant to Section 4.14 hereof.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing pursuant to a capitalized lease to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SUBSIDIARY", with respect to any Person, means (i) any corporation, a majority of whose voting stock (defined as any class or classes of capital stock having voting power under ordinary circumstances to elect a majority of the Board of Directors) is owned, directly or indirectly, by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries and (ii) any other person (other than a corporation) in which the Company, one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof.

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement to be entered into between the Company and its Subsidiaries in the form attached hereto as EXHIBIT E.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "U.S. GOVERNMENT OBLIGATIONS" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution of the Board of Directors of the Company pursuant to Section 4.14 hereof.

         "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

         "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any wholly owned Subsidiary of such Person.

         SECTION 1.02.  INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder or a Noteholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; PROVIDED, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.


                                     ARTICLE TWO

                                      THE NOTES


         SECTION 2.01.  FORM AND DATING.

         The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

         The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A AND B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in EXHIBIT A (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "OFFSHORE PHYSICAL NOTES"). Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in EXHIBIT A (the "U.S. PHYSICAL NOTES"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES."

         SECTION 2.02.  EXECUTION AND AUTHENTICATION;
                         AGGREGATE PRINCIPAL AMOUNT.

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $235,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company. Such order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or a Global Note or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $235,000,000, except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof except to the extent necessary to make interest payments on the Notes in additional Notes in accordance with Section 4.01 hereof.

         SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "PAYING AGENT" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company may act as Paying Agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

         SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05.  NOTEHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06.  TRANSFER AND EXCHANGE.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company or the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

         SECTION 2.07.  REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.

         SECTION 2.08.  OUTSTANDING NOTES.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to the Company's knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         SECTION 2.10.  TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers' Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

         SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.13.  CUSIP NUMBER.

         The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14.  DEPOSIT OF MONIES.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

         SECTION 2.15.  RESTRICTIVE LEGENDS.

         Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until after the third anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
    ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR),
    (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

    REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:

    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

         SECTION 2.16.  BOOK-ENTRY PROVISIONS
                        FOR GLOBAL SECURITY.

         (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the third anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
    (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the third anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         (e)  TRANSFERS OF NOTES HELD BY AFFILIATES.  Any certificate
(i) evidencing a Note that has been transferred to an Affiliate of the Company within three years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof, for so long as such Note is held by such Affiliate, or
(ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until three years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
    ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE LAST DATE AS OF WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS AN OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LAST DATE AS OF WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS AN OWNER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER

    INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         SECTION 2.18.  LIQUIDATED DAMAGES UNDER
                        REGISTRATION RIGHTS AGREEMENT.

         Under certain circumstances, the Company shall be obligated to pay certain liquidated damages to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.


                                    ARTICLE THREE

                                      REDEMPTION


         SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

         If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that if the Notes are redeemed pursuant to subparagraph (b) of Paragraph 6 of the Notes, the Notes shall be redeemed solely on a PRO RATA basis. If the Notes are listed on any national securities exchange, the Company shall notify the Trustee of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

         Each notice for redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

         (1)  the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)  the name and address of the Paying Agent;

         (4) the subparagraph of the Notes pursuant to which such redemption is being made;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

         (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

         (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         On or before the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                     ARTICLE FOUR

                                      COVENANTS


         SECTION 4.01.  PAYMENT OF NOTES.

         (a) The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

         (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

         (c) The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         (d) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         SECTION 4.03.  CORPORATE EXISTENCE.

         Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

         SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.05.  MAINTENANCE OF PROPERTIES
                         AND INSURANCE.

         (a) The Company shall, and shall cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

         (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

         SECTION 4.06.  COMPLIANCE CERTIFICATE;
                        NOTICE OF DEFAULT.

         (a) The Company shall deliver to the Trustee, within 105 days after the end of the Company's fiscal year, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Chief Financial Officer, Treasurer or any Assistant

Treasurer or the Secretary or any Assistant Secretary of the Company (PROVIDED, HOWEVER, that one of such signatories shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Company exists, such Officers shall specify the nature of such Default. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

         SECTION 4.07.  COMPLIANCE WITH LAWS.

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its Subsidiaries taken as a whole.

         SECTION 4.08.  SEC REPORTS AND OTHER INFORMATION.

         (a) After such time as the Company is required to effect an Exchange Offer or otherwise register the resale of the Notes pursuant to the Registration Rights Agreement or the Notes become eligible for resale pursuant to Rule 144(k) under the Securities Act, the Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to
Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject on or after such time to the requirements of such Section 13 or 15(d) of the Exchange Act). Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

         (b) The Company shall, at the Company's expense, cause an annual report for each fiscal year and a quarterly report for each fiscal quarter each containing the financial information substantially similar to that which would be required to be filed by the Company pursuant to Section 13 of the Exchange Act if it were then subject to the reporting requirements of Section 13 of the Exchange Act to be mailed by first class mail to each beneficial owner of Notes (whether or not the Company is then subject to such reporting requirements of the Exchange Act) it being understood that any discussion of financial condition and results of operations need only be a summary of such items. In addition (and without duplication) at the Company's expense, the Company shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Trustee at least five Business Days prior thereto.

         (c) During the period beginning on the latest date of the original issuance of any of the Notes or the date any Note was acquired from the Company or any Affiliate of the Company after the Issue Date and ending on the date that is three years from such latest date, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act or not filing the reports and other information required thereby when so subject, make available to any Holder or beneficial owner of Notes which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes from such Holder or beneficial owner the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial owner of the Notes and it will take such further action as any Holder or beneficial owner of such Notes may reasonably request, all to the extent required from time to time to enable such Holder or beneficial owner to sell its Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.

         SECTION 4.09.  WAIVER OF STAY, EXTENSION
                         OR USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent or Affiliate of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than any such Capital Stock owned by the Company or by a Qualified Restricted Subsidiary,
(iii) make any principal payment on, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than any such Indebtedness owing to a Qualified Restricted Subsidiary to the extent such Indebtedness is not subject to any Lien held by any Person other than the Company or a Qualified Restricted Subsidiary), or
(iv) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "RESTRICTED PAYMENT"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (I) a Default or an Event of Default has occurred and is continuing or would result therefrom, or
(II) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness in accordance with subclause (I)(B)(2) of paragraph (b) of Section 4.12, or (III) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) exceeds or would exceed the sum of:

         (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) beginning on the first day subsequent to the Issue Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which financial statements are available ending not more than 135 days prior to the date of determination, PLUS

         (2) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (excluding (A) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company or of any of its Subsidiaries and (B) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (x) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid, or (y) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan)), PLUS

         (3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers (including the fair market value of non-cash property transferred), in each case to the Company or to any Qualified Restricted Subsidiary from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.14 hereof), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment hereunder, PLUS

         (4) 100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the Issue Date) to purchase Qualified Capital Stock of the Company, PLUS

         (5) without duplication of any amount included pursuant to clause (3) above, an amount equal to the lesser of the cost or net cash proceeds received by the Company upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any amount included in calculating Consolidated Net Income of the Company).

         (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

         (1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; PROVIDED, HOWEVER, that such dividend shall be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (1);

         (2) the acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause
    (2) and would not result therefrom;

         (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or for Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (3) and would not result therefrom;

         (4) the repurchase, redemption, retirement or defeasance of Preferred Stock issued in accordance with clause (xi) of the definition of Permitted Indebtedness by the issuer thereof if and to the extent required by the terms of such Preferred Stock;

         (5) Permitted Stock Repurchases by the Company; PROVIDED, HOWEVER, that the aggregate amount expended for all such Permitted Stock Repurchases by the Company shall not exceed $1,000,000 in any fiscal year; PROVIDED, FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (5) and would not result therefrom; and

         (6) the payment of any amounts in respect of Capital Stock of any Person organized as a partnership, limited liability company, or similar entity, to the extent (A) of capital contributions made to such Person by holders of its Capital Stock other than the Company or any Restricted Subsidiary and (B) necessary to permit the holders of such Capital Stock to pay taxes in respect thereof; PROVIDED, FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to clause (A) of this subsection (6) or would result therefrom.

         (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (3) (other than with respect to Refinancing Indebtedness) and (5) of paragraph (b) of this Section 4.10 shall, in each case, be included in such calculation and, if such Restricted Payment is a Restricted Payment described in clause (i) or
(ii) of paragraph (a) of this Section 4.10, then in addition, in determining the aggregate amount of Restricted Payments made since the Issue Date, amounts expended as aforesaid, PLUS amounts expended pursuant to clauses (i) and (j) of the definition of Permitted Investments shall, in each case, be included in such calculation.

         (d) Not later than the date of making any Restricted Payment in excess of $2,000,000 individually or in the aggregate with all other Restricted Payments made since the previous certification, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which information the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company's latest available internal quarterly financial statements.

         SECTION 4.11.  LIMITATION ON TRANSACTIONS
                        WITH AFFILIATES.

         The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (an "AFFILIATE TRANSACTION"), other than any Affiliate Transaction that is on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arm's-length basis from a Person that is not such an Affiliate; PROVIDED, HOWEVER, that for any Affiliate Transaction involving value of $10,000,000 or more, a majority of the disinterested members of the Board of Directors of the Company (and of such Restricted Subsidiary, as the case may be) shall, prior to the consummation of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a Board Resolution, that such Affiliate Transaction meets the requirements of the foregoing clause; PROVIDED, FURTHER, HOWEVER, that for any

Affiliate Transaction involving value of $25,000,000 or more, the Board of Directors of the Company (and of such Restricted Subsidiary, as the case may be) shall have received, prior to the consummation thereof, a written opinion from an Independent Financial Advisor that such Affiliate Transaction is on terms that are fair to the Company from a financial point of view. The foregoing restrictions will not apply to (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management, (2) any transaction solely between or among the Company and a Wholly Owned Restricted Subsidiary of the Company or Wholly Owned Restricted Subsidiaries of the Company to the extent any such transaction is otherwise in compliance with, or not prohibited by, this Indenture, (3) any transaction solely between or among Wholly Owned Restricted Subsidiaries of the Company to the extent that any such transaction is otherwise in compliance with, or not prohibited by, this Indenture, (4) any transaction otherwise permitted by the terms of Section 4.10 hereof, (5) the execution and delivery of or payments made under the Tax Sharing Agreement or in any amendment thereto or any replacement agreement thereof; PROVIDED, HOWEVER, that such amendment or replacement is not more disadvantageous to the Holders or the Company in any material respect than such agreement in the form attached hereto as EXHIBIT E, (6) the licensing or sublicensing of use of any FCC License or intellectual property by the Company or any Restricted Subsidiary to any Affiliate of the Company (other than any Affiliate controlling the Company), (7) the transfer or assignment of hardware or equipment by the Company or any Restricted Subsidiary to any Subsidiary of the Company; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries continue to be able to have access, on terms that are fair and reasonable, to such hardware and equipment to the extent necessary for the conduct of their respective business, (8) arrangements between the Company or any of its Restricted Subsidiaries and any Subsidiary of the Company for the purpose of providing services of employees to such Subsidiaries, (9) any transaction or series of related transactions between the Company or any Wholly Owned Restricted Subsidiary on the one hand and any Restricted Subsidiary on the other to the extent fair and reasonable to the Company or such Wholly Owned Restricted Subsidiary and to the extent on terms providing for fair consideration or reasonably equivalent value to the Company or such Wholly Owned Restricted Subsidiary and (10) the sale, conveyance, transfer, lease, assignment or other disposition to any Restricted Subsidiary of contracts in respect of Qualified Projects entered into by the Company (not previously entered into by any Restricted Subsidiary).

         SECTION 4.12.  LIMITATION ON INDEBTEDNESS
                        AND PREFERRED STOCK.

         (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness, or issue any Preferred Stock.

         (b)  Notwithstanding the foregoing limitations:

         (I)  the Company may (A) issue Qualified Capital Stock and (B) Incur
    (1) Permitted Indebtedness, (2) Indebtedness (including, without limitation, Acquired Indebtedness) if, in the case of this subclause
    (I)(B)(2), (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving PRO FORMA effect to such proposed Incurrence and the receipt and application of the net proceeds therefrom, the Company's Debt to Cash Flow Ratio would not exceed 7.0 to 1.0, and (3) Refinancing Indebtedness Incurred to Refinance any such Indebtedness Incurred pursuant to clause
    (I)(B)(2); and

     (II) the Restricted Subsidiaries may Incur Indebtedness pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of the definition of Permitted Indebtedness; PROVIDED, HOWEVER, that, other than as provided in clause (xi) of the definition of Permitted Indebtedness, such Indebtedness shall not be Incurred pursuant to any assumption or guarantee by any Restricted Subsidiary in respect of any other Restricted Subsidiary's or the Company's Indebtedness.

         (c) Any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such entity becomes a Restricted Subsidiary.

         (d) The Company shall not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

         (e) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

         SECTION 4.13.  LIMITATION ON DIVIDEND AND
                        OTHER PAYMENT RESTRICTIONS
                        AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary; (c) transfer any of its property or assets to the Company or to any Restricted Subsidiary; or (d) guarantee any Indebtedness or any other obligation of the Company or any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b), (c) or (d) a "PAYMENT RESTRICTION"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any contract or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness Incurred in accordance with this Indenture; PROVIDED, HOWEVER, that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person or the property or asset so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date or in any amendment thereto or any replacement agreement thereof; PROVIDED, HOWEVER, that such amendment or replacement is not more disadvantageous to the Holders or the Company in any material respect than any such agreement as in effect on the Issue Date; (6) restrictions imposed by Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens; (7) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Indenture solely in respect of the assets to be sold pursuant to such contract; (8) Indebtedness or Preferred Stock Incurred or issued pursuant to clauses (x) and (xi) of the definition of Permitted Indebtedness; or (9) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness Incurred pursuant to an agreement referred to in clauses (2), (4), (5) or (8) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect in the good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (8).

         SECTION 4.14.  LIMITATION ON DESIGNATION OF
                        RESTRICTED AND UNRESTRICTED
                        SUBSIDIARIES.

         (a) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; PROVIDED, HOWEVER, that
(i) immediately after giving effect to such designation (treating such designation as an Incurrence of the outstanding Indebtedness of any such Unrestricted Subsidiary), the Company could incur $1.00 of additional Indebtedness pursuant to subclause (I)(B)(2) of paragraph (b) of Section 4.12,
(ii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom and (iii) in the case of designation of a Restricted Subsidiary to be an Unrestricted Subsidiary, such designation is at that time permitted under Section 4.10 hereof. The Company shall deliver to the Trustee a certified copy of the Board Resolution of its Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. The Board of Directors of the Company may not change the designation of a Subsidiary of the Company more than twice in any period of five years.

         (b)  For purposes of determining compliance with Section 4.10 hereof,
(i) an Investment shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case
(i) and (ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         (c) Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary unless such Subsidiary has been organized or acquired after the Issue Date or if, after such designation, (x) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary

(including by way of recourse only to properties or assets), (y) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (z) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         (d) Notwithstanding anything to the contrary herein, all Subsidiaries of a Restricted Subsidiary will be Restricted Subsidiaries and all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

         SECTION 4.15.  CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall be required to offer to repurchase (the "CHANGE OF CONTROL OFFER") all or a portion of each Holder's Notes pursuant to the offer described in paragraph (b) below, at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase (if prior to June 15, 2000) or 101% of the aggregate principal face amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (if on or after June 15, 2000). The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the second Business Day prior to the Change of Control Payment Date.

         In the event of any Change of Control, the Company shall not, and shall not cause or permit any of its Subsidiaries to, purchase, redeem or otherwise acquire or retire any Indebtedness of the Company ranking junior or subordinate to the Notes pursuant to any analogous provisions relating to such Indebtedness until after the 91st day after the Change of Control Payment Date (as such date may be extended).

         (b) Within 30 days following the date upon which the Change of Control occurred (the "CHANGE OF CONTROL DATE"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

         (1)  that the Change of Control Offer is being made pursuant to this
    Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

         (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

         (3) that any Note not tendered will continue to accrete or accrue interest, as the case may be;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as the case may be, after the Change of Control Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day prior to the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased (except Notes issued in payment of interest pursuant to Section 4.01(c)) and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

         (8) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

         SECTION 4.16.  LIMITATION ON ASSET SALES.

         (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (ii) at least 85% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of the consummation of any such Asset Sale; PROVIDED, HOWEVER, that the amount of (x) any liabilities (as shown on the Company's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) non-recourse Indebtedness or other non-recourse liabilities) that are assumed by the transferee of any such assets and (y) to the extent of the cash received, any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt, shall be deemed to be cash for purposes of this provision; PROVIDED, FURTHER, HOWEVER, that the 85% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 85% limitation. Upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to reinvest in Productive Assets, or (B) to prepay or repay Indebtedness of the Company which ranks PARI PASSU with the Notes or to prepay or repay any Indebtedness of a Restricted Subsidiary of the Company (other than any non-recourse Indebtedness) in an amount not to exceed the product of (A) the amount of such Net Cash Proceeds and (B) a fraction, the numerator of which is the total aggregate principal amount of such PARI PASSU Indebtedness or such Indebtedness of Restricted Subsidiaries and the denominator of which is the aggregate of all such Indebtedness plus the aggregate Accreted Value (if the Net

Proceeds Offer Payment Date is prior to June 15, 2000) or the aggregate principal amount (if the Net Proceeds Offer Payment Date is on or after June 15,
2000) of the Notes then outstanding. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A) and (B) of the preceding sentence (each a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A) and (B) of the preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis that amount of Notes equal to the Net Proceeds Offer Amount at a price in cash equal to 100% of the Accreted Value of the Notes on the Net Proceeds Offer Payment Date (if prior to June 15, 2000) or 100% of the principal amount thereof (if the Net Proceeds Offer Payment Date is on or after June 15, 2000) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. To the extent that the Accreted Value of Notes on the Net Proceeds Offer Payment Date (if prior to June 15, 2000) or the aggregate principal amount of Notes (if the Net Proceeds Offer Payment Date is on or after June 15, 2000) tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining proceeds of such Asset Sale for general corporate purposes (but subject to the terms of this Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer shall be deemed to be zero for purposes of any subsequent Asset Sale.

         Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5,000,000, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Issue Date of the Notes from all Asset Sales by the Company and its Subsidiaries in respect of which a Net Proceeds Offer has not been made aggregates at least $5,000,000, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5,000,000 or more shall be deemed to be a Net Proceeds Offer Trigger Date).

         In connection with any Asset Sale with respect to assets having a book value in excess of $5,000,000 or as to which it is expected that the aggregate consideration therefor to be received by the Company or any Restricted Subsidiary will exceed $5,000,000 in value, such transaction or series of transactions shall be approved, prior to the consummation thereof, by the Board of Directors of the Company.

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it
were an Asset Sale;   PROVIDED, HOWEVER, that to the extent that the Company is
required to make an offer to repurchase the Notes pursuant to Section 4.15 in connection with any transaction that would otherwise be within the terms of this paragraph, the Company need not comply with the provisions of this paragraph.
In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

         (1)  that the Net Proceeds Offer is being made pursuant to
    Section 4.16 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the Accreted Value of Notes on the Net Proceeds Offer Payment Date (if prior to June 15, 2000) or the aggregate principal amount of Notes (if the Net Proceeds Offer Payment Date is on or after June 15, 2000) tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

         (2) the purchase price (including the amount of accrued interest, if any, or the Accreted Value) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "PROCEEDS PURCHASE DATE");

         (3) that any Note not tendered will continue to accrue interest or accumulate Accreted Value, as the case may be;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete or accrue interest, as the case may be, after the Proceeds Purchase Date;

         (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above,
(ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

         The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

         SECTION 4.17.  LIMITATION ON PREFERRED
                        STOCK OF RESTRICTED SUBSIDIARIES.

         The Company shall not cause or permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or to a Qualified Restricted Subsidiary) or permit any Person (other than the Company or a Qualified Restricted Subsidiary) to own or hold any Preferred Stock of any Restricted Subsidiary; PROVIDED, HOWEVER, that (A) this covenant shall not prohibit the issuance of any Preferred Stock by any Restricted Subsidiary pursuant to clause (x) of the definition of Permitted Indebtedness and (B) if as of any date any Person other than the Company or a Qualified Restricted Subsidiary owns or holds any Preferred Stock of a Restricted Subsidiary (other than any Preferred Stock permitted to be issued pursuant to clause (x) of the definition of Permitted Indebtedness) or holds any Lien in respect of any such Preferred Stock, such date shall be deemed the date of an issuance of Preferred Stock by a Restricted Subsidiary that is not in compliance with this Section 4.17.

         SECTION 4.18.  LIMITATION ON LIENS.

         The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any properties or assets of the Company or of any Restricted Subsidiary whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, other than
(A) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted under Section 4.12 hereof; PROVIDED, HOWEVER, that the Company makes or causes to be made effective provision whereby the Notes will be secured equally and ratably with (or, in the case of any Indebtedness that is subordinate or junior to the Notes, prior to) such Liens, (B) Permitted Liens and (C) Cash Equivalents pursuant to clause (vi) of the definition thereof to the extent the operation of this covenant with respect to such Investments would cause a violation of the margin rules of the Board of Governors of the Federal Reserve System.

         SECTION 4.19.  LIMITATION ON SALE AND
                        LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) immediately prior thereto, and after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the capitalized amount thereof that would appear on the balance sheet of the Company or such Restricted Subsidiary in accordance with GAAP) the Company could Incur at least $1.00 of additional secured Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 hereof above and (ii) the transaction constitutes an Asset Sale effected in accordance with the requirements of Section 4.16 hereof.

         SECTION 4.20.  LIMITATION ON CONSOLIDATION,
                        MERGER, ETC. OF RESTRICTED
                        SUBSIDIARIES.

         The Company shall not, directly or indirectly, cause or permit any Restricted Subsidiary to, directly or indirectly, merge or consolidate with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of such Subsidiary's assets to, any other Restricted Subsidiary unless, at the time of such merger or consolidation or sale, assignment, transfer, lease or other disposition (and after giving effect thereto), (1) the Debt to Cash Flow Ratio of the Company is less than or equal to 6.0 to 1.0 or (2) the resulting, surviving or transferee Restricted Subsidiary is a Qualified Restricted Subsidiary or (3) the resulting, surviving or transferee Restricted Subsidiary is a Restricted Subsidiary that is not a Qualified Restricted Subsidiary and the total contribution to the Consolidated EBITDA of the Company (such Consolidated EBITDA to be calculated for purposes of this Section 4.20 without giving effect to clause (f) of the definition of Consolidated Net Income) for the most recently ended fiscal quarter for which financial information is available ending not more than 135 days prior to the date of determination of such resulting, surviving or transferee Restricted Subsidiary is not in excess of 25% of such Consolidated EBITDA. In addition, all such transactions permitted pursuant to this Section 4.20 must also comply with Article Five.

         SECTION 4.21.  CALCULATION OF ORIGINAL
                        ISSUE DISCOUNT.

         The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year.


                                     ARTICLE FIVE

                                SUCCESSOR CORPORATION


         SECTION 5.01.  MERGER, CONSOLIDATION
                         AND SALE OF ASSETS.

         (a) The Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and the Company's Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Company's Subsidiaries taken as a whole) whether as an entirety or substantially as an entirety to any Person or adopt a Plan of Liquidation unless:

         (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety, or in the case of a Plan of Liquidation, the Person to which assets of the Company and of the Company's Subsidiaries have been transferred (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

         (ii) immediately after giving effect to such transaction and the assumption contemplated by clause(i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) thereof) (1) shall not have a Debt to Cash Flow Ratio greater than 90% of the Debt to Cash Flow Ratio of the Company immediately prior to such transaction and (2) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test of subclause (I)(B)(2) of paragraph (b) of Section 4.12;

         (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

         (iv)  the Company or such Person shall have delivered to the Trustee
    (A) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that the Company has made the calculations required by clause (ii) above in accordance with the terms of this Indenture and the Notes after the consummation of such transaction.

         Notwithstanding clause (ii)(2) above, (A) any Restricted Subsidiary of the Company may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to a Qualified Restricted Subsidiary and (B) the Company or any of its Subsidiaries may consolidate with or merge with or into any Person that has conducted no business and incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation of the Company or such Subsidiary.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         (c) For all purposes of this Indenture and the Notes (including the provisions of this Section 5.01 and as described in Sections 4.10, 4.14 and 4.18), Subsidiaries of the Company or any surviving or transferee entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unresricted Subsidiaries as provided pursuant to Section 4.14 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

         SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation, merger, conveyance, lease or transfer in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                     ARTICLE SIX

                                 DEFAULT AND REMEDIES


         SECTION 6.01.  EVENTS OF DEFAULT.

         "EVENTS OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the failure to pay interest on any Note for a period of 30 days or more after such interest becomes due and payable; or the failure to pay additional interest under the Registration Rights Agreement pursuant to
    Section 4 thereof for a period of 30 days or more after such additional interest become due and payable; or

         (ii) the failure to pay the principal or Accreted Value on any Note, when such principal or Accreted Value becomes due and payable, at maturity, upon redemption, pursuant to a Net Proceeds Offer, a Change of Control Offer or otherwise; or

         (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default (and requiring that such default be remedied) from the Trustee or from Holders of not less than 25% in aggregate principal amount of outstanding Notes; or

         (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed by the Company or any Material Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay at final maturity or when due principal on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; or

         (v) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not paid or covered by third-party insurance by financially sound insurers that have not finally disclaimed coverage) being rendered against the Company or any of its Material Subsidiaries and such judgment or judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

         (vi) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time), the Company or any Material Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate principal amount of at least $5,000,000 or one or more Persons have the right to require the Company or any Material Subsidiary to purchase or repay such Indebtedness; or

         (vii) the Company or any Material Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

         (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Material Subsidiary, (B) appoint a Custodian of the Company or any Material Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (ix) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Material Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any Material Subsidiary having an aggregate fair market value, individually or in the aggregate, of at least $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

         The Company shall provide an Officers' Certificate to the Trustee promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default (PROVIDED, HOWEVER, that pursuant to Section 4.06 such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

         SECTION 6.02.  ACCELERATION.

         (a) If an Event of Default (other than an Event of Default specified in clauses (vii) and (viii) of Section 6.01 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the Accreted Value of (if prior to June 15, 2000) or all the unpaid principal of, premium, if any, and accrued and unpaid interest on (if on or after June 15, 2000), all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE") and upon such declaration the Accreted Value of (if prior to June 15, 2000) or such principal amount, premium, if any, and accrued and unpaid interest (if on or after June 15, 2000) will become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If an Event of Default specified in clauses (vii) and (viii) of
Section 6.01 with respect to the Company occurs, the Accreted Value of (if prior to June 15, 2000) or all unpaid principal of, and premium, if any, and accrued and unpaid interest on (if on or after June 15, 2000), the Notes then outstanding will IPSO FACTO become due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Accreted Value of, principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any past Default or Event of Default and its consequences, except a Default in the payment of the Accreted Value of, principal of or interest on any Note as specified in clauses (i) and (ii) of
Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be modified or amended without the consent of each Holder affected as provided in Section 9.02. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this
Section 6.04 shall be in lieu of Section  316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 6.05.  CONTROL BY MAJORITY.

         Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This
Section 6.05 shall be in lieu of Section  316(a)(1)(A) of the TIA, and such
Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.06.  LIMITATION ON SUITS.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

         (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

         (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

         SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture or of the Notes, the right of any Holder to receive payment of the Accreted Value of or the principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the express prior written consent of such Holder.

         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of the Accreted Value of or the principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

         First:  to the Trustee for amounts due under Section 7.07;

         Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

         Third: to Holders for amounts due and unpaid on the Notes for Accreted Value or principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value or principal and interest, respectively; and

         Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

         SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or group of Holders of more than 10% in principal amount of the outstanding Notes.


                                    ARTICLE SEVEN

                                       TRUSTEE


         SECTION 7.01.  DUTIES OF TRUSTEE.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of a Default or an Event of
Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1)  This paragraph does not limit the effect of paragraph (b) of this
    Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02.  RIGHTS OF TRUSTEE.

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05.
    The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (h) Delivery of reports, information and documents to the Trustee under Section 4.05 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.


         SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05.  NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section
 315(b) of the TIA is hereby expressly excluded from this Indenture and and the Notes, as permitted by the TIA.

         SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 of each year beginning with 1996, the Trustee shall, to the extent that any of the events described in TIA Section
 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section
 313(d).

         SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED, HOWEVER, that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

         SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section  310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11.  PREFERENTIAL COLLECTION OF
                        CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.


                                    ARTICLE EIGHT

                          DISCHARGE OF INDENTURE; DEFEASANCE


         SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and the Paying Agent's obligations under Sections 8.03 and 8.04 shall survive) when (i) all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid or caused to be paid all sums payable hereunder or (ii) the Company has called for redemption pursuant to this Indenture and the Notes all of the Notes under arrangements satisfactory to the Trustee, the amounts described in Section 8.01(a) below have been deposited, the conditions in clauses (i) and (ii) of the proviso in Section 8.01(a) have been satisfied and the Officers' Certificate and Opinion of Counsel described in
Section 8.01(e) have been delivered. In addition, the Company may terminate all of its obligations under this Indenture if:

         (a) The Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes; PROVIDED, HOWEVER, that (i) the Trustee in its capacity as trustee of the irrevocable trust, shall pay such money or the proceeds of such U.S. Government Obligations to the Trustee; (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; and (iii) such money or the proceeds of such U.S. Government Obligations shall have been on deposit with the Trustee for a period of at least 90 days;

         (b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

         (c) The Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred;

         (d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such U.S. Legal Tender or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (e) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with;

PROVIDED, HOWEVER, that no deposit under clause (a) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 90 days following any such deposit.

         Notwithstanding the foregoing paragraph the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.12, Article Three, Sections 4.01, 4.02,

4.03, Sections 7.07, 7.08, 8.03 and 8.04 shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Section 7.07 and the Trustee's and the Paying Agent's obligations under Sections 8.03 and 8.04 shall survive.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         Notwithstanding anything in this Article Eight to the contrary, the Company's obligations pursuant to Section 7.07 of this Indenture shall not be discharged until all amounts then due and payable to the Trustee thereunder shall have been paid.

         The Company shall pay any taxes or other expenses incurred by any trust created pursuant to this Article Eight.

         SECTION 8.02.  APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the Accreted Value of or the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         SECTION 8.03.  REPAYMENT TO THE COMPANY.

         Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value, principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.04.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal
Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.05.  ACKNOWLEDGMENT OF DISCHARGE
                         BY TRUSTEE.

         After (i) the conditions of Section 8.01 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in
Section 8.01.


                                     ARTICLE NINE

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS


         SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

         The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

         (i) to cure any ambiguity, defect or inconsistency; PROVIDED, HOWEVER, that such amendment or supplement does not adversely affect the rights of any Holder;

         (ii) to effect the assumption by a successor Person of all obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of this Indenture;

         (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (v) to make any change that would provide any additional benefit or rights to the Holders;

         (vi) to provide for issuance of the Exchange Notes (which will have terms substantially identical in all material respects to the Initial Notes except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

         (vii) to make any other change that does not adversely affect the rights of any Holder under this Indenture;


PROVIDED, HOWEVER, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

         SECTION 9.02.  WITH CONSENT OF HOLDERS.

         Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Indenture or the Notes without notice to any other Holder. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, however, shall, without the prior written consent of each Holder of each Note affected thereby:

         (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

         (iii) reduce the principal amount or Accreted Value (or rate of accretion) of or change or have the effect of changing the fixed maturity of any Note, or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

         (iv) make any Note payable in money other than that stated in the Note;

         (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of not less than a majority in aggregate principal amount of the Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes; or

         (vi) amend, modify or change the obligation of the Company to make or consummate any Change of Control Offer in the event of a Change of Control or make or consummate any Net Proceeds Offer in respect of any Asset Sale that has been consummated, or modify any of the provisions or definitions with respect thereto, or waive a Default in the performance of any obligation in respect of any such Change of Control Offer or Net Proceeds Offer, or consent to a departure from any of the terms of such Change of Control Offer or Net Proceeds Offer.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03.  COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; PROVIDED, HOWEVER, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, HOWEVER, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.


                                     ARTICLE TEN

                                    MISCELLANEOUS


         SECTION 10.01.  TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this Section
10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 10.02.  NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


         if to the Company:

              CellNet Data Systems, Inc.
              125 Shoreway Road
              San Carlos, CA  94070
              Telecopier No.:  (415) 592-6858

              Attn:  General Counsel
         if to the Trustee:

              The Bank of New York
              101 Barclay Street, 21 West
              New York, NY  10286

              Attention:  Corporate Trust Trustee
                          Administration
              Telecopier Number:  (212) 815-5915

         Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 10.03.  COMMUNICATIONS BY HOLDERS
                         WITH OTHER HOLDERS.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 10.04.  CERTIFICATE AND OPINION AS
                         TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

         SECTION 10.05.  STATEMENTS REQUIRED IN
                         CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 10.06.  RULES BY TRUSTEE, PAYING
                         AGENT, REGISTRAR.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.07.  LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.08.  GOVERNING LAW.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF

CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

         SECTION 10.09.  NO ADVERSE INTERPRETATION
                         OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.10.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 10.11.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 10.12.  DUPLICATE ORIGINALS.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 10.13.  SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 10.14.  INDEPENDENCE OF COVENANTS.

         All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                             CELLNET DATA SYSTEMS, INC.


                             By: /s/ Paul Manca
                                 ______________________________________
                                 Name:  P. Manca
                                 Title: CFO


                             THE BANK OF NEW YORK, as Trustee


                             By: /s/ Vivian Georges
                                 ______________________________________
                                 Name:  Vivian Georges
                                 Title: Assistant Vice President

                                                                       EXHIBIT A

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $450.398; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,199.602; (3) THE ISSUE DATE IS JUNE 15, 1995; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 15.04049098%.
                                                                    CUSIP No.:
                              CELLNET DATA SYSTEMS, INC.

                          13% SENIOR DISCOUNT NOTE DUE 2005

No.                                                                  $

         CELLNET DATA SYSTEMS, INC., a California corporation (the "Company", which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on June 15, 2005.

         Interest Payment Dates: June 15 and December 15, commencing December 15, 2000

         Record Dates:  June 1 and December 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                             CELLNET DATA SYSTEMS, INC.

                             By: ______________________________________
                                    Name:
                                    Title:

                             By: ______________________________________
                                    Name:
Dated:                              Title:

Certificate of Authentication

         This is one of the 13% Senior Discount Notes due 2005 referred to in the within-mentioned Indenture.

                             THE BANK OF NEW YORK,
                               as Trustee
                             By: ______________________________________

                                            Authorized Signatory
Date of Authentication:

                                (REVERSE OF SECURITY)

                          13% Senior Discount Note due 2005

         1. INTEREST. CELLNET DATA SYSTEMS, INC., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will not accrue prior to June 15, 2000. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 15, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 15, 1995 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 13% Senior Discount Notes due 2005 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $235,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

         5. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2000 at the following redemption prices (expressed as percentages of the aggregate principal amount) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

         YEAR                                   PERCENTAGE

         2000   ............................     106.500%
         2001   ............................     104.330
         2002   ............................     102.170
         2003 and thereafter ...............     100.000

         (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. In the event that the Company consummates a Public Equity Offering after which there is a Public Market, the Company may, at its option, redeem prior to June 15 , 1998, from the proceeds of such Public Equity Offering received by the Company, up to 25% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 113% of the Accreted Value plus accrued interest, if any, to the date of redemption; PROVIDED, HOWEVER, that (1) such redemption may only be effected to the extent that immediately after such redemption not less than 75% in aggregate principal amount of the Notes originally issued remain outstanding (it being expressly agreed that, for purposes of determining whether this condition is satisfied, Notes owned (beneficially or otherwise) by the Company or any of its Affiliates shall not be deemed to be outstanding) and (2) such redemption is effected not more than once and not more than 60 days after the consummation of such Public Equity Offering.

         The Notes are not entitled to the benefit of any sinking fund.

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest or accumulate Accreted Value, as the case may be, from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

         8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated upon the occurrence of certain events (which could be as late as three years after the Issue Date) to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 13% Senior Discount Notes due 2005 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, Incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of its Restricted Subsidiaries, and on the ability of the Company and its Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         21. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

         22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: CellNet Data Systems, Inc., 125 Shoreway Road, San Carlos, California 94070, Attn: General Counsel.

                                   ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
                    (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _____________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: __________________  Signed: ____________________________
                               (Sign exactly as your name appears
                                on the other side of this Note)

Signature Guarantee: ____________________________


         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 15, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                     [CHECK ONE]

(1)  __  to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

    / /  The transferee is an Affiliate of the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: __________________  Signed: ____________________________
                             (Sign exactly as name
                             appears on the other side
                             of this Security)


Signature Guarantee: __________________________________________


                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________        ____________________________
                                 NOTICE:  To be executed by
                                        an executive officer

                         [OPTION OF HOLDER TO ELECT PURCHASE]


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

              Section 4.15 [     ]
              Section 4.16 [     ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$___________________


Dated: __________________    ____________________________________
                             NOTICE: The signature on this
                             assignment must correspond with
                             the name as it appears upon the
                             face of the within Note in
                             every particular without alteration
                             or enlargement or any change
                             whatsoever and be guaranteed.


Signature Guarantee: ____________________________________

                                                                       EXHIBIT B

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $450.398; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,199.602; (3) THE ISSUE DATE IS JUNE 15, 1995; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 15.04049098%.
                                                                    CUSIP No.:
                              CELLNET DATA SYSTEMS, INC.

                      SERIES B 13% SENIOR DISCOUNT NOTE DUE 2005

No.                                                                  $

         CELLNET DATA SYSTEMS, INC., a California corporation (the "Company", which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on June 15, 2005.

         Interest Payment Dates: June 15 and December 15, commencing December 15, 2000

         Record Dates:  June 1 and December 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                             CELLNET DATA SYSTEMS, INC.

                             By: ______________________________________
                                 Name:
                                 Title:


                             By: ______________________________________
                                 Name:
Dated:                           Title:


Certificate of Authentication

         This is one of the Series B 13% Senior Discount Notes due 2005 referred to in the within-mentioned Indenture.

                             THE BANK OF NEW YORK,
                               as Trustee

                             By: ______________________________________

                                     Authorized Signatory
Date of Authentication:

                                (REVERSE OF SECURITY)
                      Series B 13% Senior Discount Note due 2005

         1. INTEREST. CELLNET DATA SYSTEMS, INC., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will not accrue prior to June 15, 2000. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 15, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of June 15, 1995 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its Series B 13% Senior Discount Notes due 2005 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $235,000,000. The Notes include the 13% Senior Discount Notes due 2005 (the "Initial Notes") and the Exchange Notes, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

         5. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2000 at the following redemption prices (expressed as percentages of the aggregate principal amount) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

         YEAR                                   PERCENTAGE

         2000   ............................     106.500%
         2001   ............................     104.330
         2002   ............................     102.170
         2003 and thereafter ...............     100.000

         (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. In the event that the Company consummates a Public Equity Offering after which there is a Public Market, the Company may, at its option, redeem prior to June 15, 1998, from the proceeds of such Public Equity Offering received by the Company, up to 25% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 113% of the Accreted Value plus accrued interest, if any, to the date of redemption; PROVIDED, HOWEVER, that (1) such redemption may only be effected to the extent that immediately after such redemption not less than 75% in aggregate principal amount of the Notes originally issued remain outstanding (it being expressly agreed that, for purposes of determining whether this condition is satisfied, Notes owned (beneficially or otherwise) by the Company or any of its Affiliates shall not be deemed to be outstanding) and (2) such redemption is effected not more than once and not more than 60 days after the consummation of such Public Equity Offering.

         The Notes are not entitled to the benefit of any sinking fund.

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest or accumulate Accreted Value, as the case may be, from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

         8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, Incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of its Restricted Subsidiaries, and on the ability of the Company and its Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the

Company's and its Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         20. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

         21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: CellNet Data Systems, Inc., 125 Shoreway Road, San Carlos, California 94070, Attn: General Counsel.

                                   ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
                    (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint ___________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: __________________    Signed: _______________________________
                                     (Sign exactly as name appears
                                     on the other side of this Note)


Signature Guarantee: ________________________________

                         [OPTION OF HOLDER TO ELECT PURCHASE]


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

              Section 4.15 [     ]
              Section 4.16 [     ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$___________________


Dated: _________________     _____________________________________
                             NOTICE:  The signature on this
                             assignment must correspond with
                             the name as it appears upon the
                             face of the within Note in
                             every particular without alteration
                             or enlargement or any change
                             whatsoever and be guaranteed.


Signature Guarantee: _____________________________

                                                                       EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                                               ___________, ____


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

Attention:  Corporate Trust Trustee Administration


    Re:  CellNet Data Systems, Inc. (the "Company")
         13% SENIOR DISCOUNT NOTES DUE 2005 (THE "NOTES")


Ladies and Gentlemen:

         In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

         1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 12, 1995, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

         2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 15, 1995 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         3. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within three years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of

    Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

         6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]


                                       By: ___________________________________
                                                     Authorized Signature

                                                                       EXHIBIT D

                         Form of Certificate To Be Delivered
                             in Connection with Transfers
                              PURSUANT TO REGULATION S


                                                            ______________, ____


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

Attention:  Corporate Trust Trustee Administration



    Re:  CellNet Data Systems, Inc. (the "Company")
         13% SENIOR DISCOUNT NOTES DUE 2005 (THE "NOTES")


Ladies and Gentlemen:

         In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1)  the offer of the Notes was not made to a person in the United
    States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and


         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                            Very truly yours,

                                            [Name of Transferor]


                                            By:___________________________
                                                 Authorized Signature

                                                                       EXHIBIT E

                                 CELLNET DATA SYSTEMS
                               TAX ALLOCATION AGREEMENT


    This Agreement is made as of January 1, 1995 between CELLNET DATA SYSTEMS, INC. ("Parent") and CELLNET DATA SERVICES, INC. ("Holding" or "Subgroup Common Parent").

    WHEREAS, each Subgroup Member (as defined in Section 3.1 hereof) is currently a member of an affiliated group (the "Group") within the meaning of
Section 1504 of the Internal Revenue Code of 1986, as amended, (the "Code") of which Parent is the common parent corporation; and

    WHEREAS, Parent and Holding desire to establish a method for allocating the consolidated tax liability of the Group among the members of the Group and for reimbursing Parent for the payment of such liability;

    NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, Parent and Holding hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, defined terms shall have the meaning ascribed to such terms herein, unless the context otherwise requires.

2. CONSOLIDATED FEDERAL INCOME TAX RETURNS. Each Subgroup Member agrees to be included in, and Parent agrees to file a consolidated Federal income tax return for each taxable year ("Applicable Period") in which Parent and each Subgroup Member are eligible to file consolidated returns as an affiliated group of corporations, as such term is defined in Section 1504 of the Code.

3.  COMPUTATIONS.

    3.1 For purposes of making the computations described herein Subgroup Common Parent and all lower (with respect to Subgroup Common Parent) tier entities (individually and collectively referred to as "Subsidiary" or "Subsidiaries") in which Subgroup Common Parent has direct or indirect ownership shall be treated as an affiliated group of corporations ("Subgroup"), the common parent of which is Subgroup Common Parent, provided, however, that Subgroup shall only include any Subsidiary to the extent that such Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to such Subgroup. Subgroup Common Parent and each Subsidiary which is a member of the Subgroup shall sometimes be referred to individually as a "Subgroup Member". A Subsidiary which is a member of the Subgroup shall, for purposes of this Agreement, continue to be treated as a member of the Subgroup, notwithstanding any transfer of its stock to any member of the Group which is not a member of the Subgroup.

    3.2 For each Applicable Period, Parent shall compute an estimated and an actual Federal income tax liability for Subgroup. For purposes of computing Subgroup's estimated and actual liabilities, Subgroup shall be treated as if it were a separate affiliated group of corporations which had filed a separate consolidated return for each period and all prior taxable periods (taking into account all limitations which would be applicable to Subgroup, including Sections 382 and 383 of the
         Code), and which was never affiliated with the Group.

4.  LIABILITY OF SUBGROUP TO PARENT.

    4.1  ESTIMATED LIABILITY.  If Parent's good faith calculation under
         Section 3.2 hereof with respect to Subgroup results in an estimated Federal income tax liability for Subgroup with respect to the Applicable Period, then in that event Subgroup Common Parent shall pay such computed estimated income tax liability to Parent in such amounts and at such times as Subgroup Common Parent would have been required to pay the Internal Revenue Service, if Subgroup were a separate affiliated group of corporations making separate estimated consolidated payments of tax and filing a separate consolidated tax return. Notwithstanding the foregoing, Subgroup Common Parent's payments of estimated tax through any date (including any date on which Parent requests an extension of time for filing the Group's consolidated Federal Income Tax Return) with respect to an Applicable Period shall not exceed the amount of tax Parent is required to have paid to the Internal Revenue Service on or before such date.

    4.2  ACTUAL LIABILITY.

         4.2.1 After the end of each Applicable Period, Parent shall compute Subgroup's actual liability under Section 3.2 hereof. The provisions of the second sentence of
                   Section 4.1 hereof shall not limit the Subgroup's actual liability.

         4.2.2 If it is finally determined that Subgroup's actual liability for the Applicable Period exceeds the amount of Subgroup Common Parent's estimated tax payments to Parent for such Applicable Period then, in that event, Subgroup Common Parent shall pay to Parent the excess of its actual liability over its estimated tax payments for such Applicable Period. However, if Subgroup Common Parent's estimated tax payments to Parent for the Applicable Period exceed Subgroup's finally determined actual liability, the excess shall be refunded or applied against Subgroup's liability for the following Applicable Period, at the option of Parent.

         4.2.3 If Parent's calculation with respect to Subgroup results in a net operating loss for the Applicable Period that could be carried back under the principles of Section 3.2 hereof and Sections 172 and 1502 of the Code and the regulations thereunder to a prior taxable period or periods of Subgroup with respect to which Subgroup Common Parent previously made payments to Parent pursuant to Section 4.1 hereof or Section 4.2.2 hereof, then, in that event, Parent shall pay Subgroup Common
                   Parent an amount equal to the tax refund to which Subgroup Common Parent would have been entitled (but not in excess of the aggregate amounts previously paid to Parent under Section 4.1 hereof as adjusted by Section 4.2.2 hereof with respect to the three preceding taxable years, reduced by the aggregate refunds paid to Subgroup under this
                   Section 4.2.3 hereof with respect to such years) under the separate consolidated return principles of Section 3.2 hereof.

         4.2.4 If Parent's calculation with respect to Subgroup results in a net operating loss for any Applicable Period that could not be carried back under the principles of Section 3.2 hereof and Sections 172 and 1502 of the Code and the regulations thereunder to a prior taxable period or periods of Subgroup with respect to which Subgroup Common Parent previously made payments to Parent pursuant to Section 4.1 hereof or Section 4.2.2 hereof, then, in that event, such net operation loss shall be a net operating loss carryover to be used by Parent in computing Subgroup's Federal income tax liability pursuant to Section 3.2 hereof for future taxable periods, under the law applicable to net operating loss carryovers in general, as such law applies to the relevant taxable period.

         4.2.5 Any adjustment other than a net operating loss carryback described in Section 4.2.3 hereof or a net capital loss or credit carryback described in Section 4.2.7 hereof, for whatever reason (including, without limitation, audits or amended returns), to any item affecting a calculation of tax liabilities under Section 3.2 hereof and Section 4.2 hereof, shall be given effect by Parent in redetermining the amount payable by or due to Subgroup Common Parent pursuant to this Agreement as if such adjustment were part of the original determination hereunder, including any interest that would be due to or from the Internal Revenue Service, under the separate consolidated return principles of Section 3.2 hereof as a result of such adjustment.

         4.2.6 Payments under Sections 4.2.2 and 4.2.3 hereof shall be made on the date that Parent files the Group's consolidated Federal income tax return for the taxable year involved. Payments under Section 4.2.5 hereof shall be made promptly (not later than seven days) after the final determination of any adjustment to which Section 4.2.5 hereof relates.

         4.2.7 Principles similar to those of Sections 4.2.3 and 4.2.4 hereof shall apply in the case of net capital loss and credit carryovers.

5. ALLOCATION OF SUBGROUP LIABILITY. Subject to the provisions of Section 7.2 hereof, Subgroup Common Parent may allocate its liability under this Agreement among members of the Subgroup.

6. ELECTIONS. All elections relating to the filing of a consolidated Federal income tax return which are required or are available (as well as elections applicable to the computation of Subgroup's estimated and actual liabilities under Section 3.2 hereof) shall be made by Parent. Each Subsidiary shall execute such consents and other documents as are necessary in connection therewith. In making elections applicable to the computation of Subgroup's estimated and actual liabilities under Section 3.2 hereof, Parent shall make such elections in a reasonable manner so as to minimize the tax liability of Subgroup, provided, however, that such elections shall be consistent with the elections made and positions taken in computing the Group's actual Federal income tax liabilities for its Federal income tax returns.

7.  LIABILITY FOR TAXES; REFUNDS.

    7.1 Parent, as the common parent and agent of the Group, shall be responsible for and shall pay, any consolidated Federal income tax liability of the Group and has the sole right to any refunds from the Internal Revenue Service.

    7.2 Notwithstanding any other provision of this Agreement each Subsidiary shall be jointly and severally liable to Parent for Subgroup Common Parent's obligations under this Agreement, and all members of the Group which are not members of the Subgroup shall be jointly and severally liable to Subgroup Common Parent for Parent's obligations under this Agreement.

    7.3 Except to the extent Subgroup Common Parent or a Subsidiary is required to make any payment under this Agreement, Parent shall indemnify each Subgroup Member and hold it harmless against all Federal income tax liabilities relating to taxable years of such Subgroup Member during which such Subgroup Member is or was a member of the Group.

8. RELIANCE ON INCOME PROJECTIONS. For purposes of making the estimated tax liability computations required by this Agreement, Parent may rely on the same income and loss projections it generally uses in its overall tax planning.

9. STATE AND LOCAL INCOME TAX RETURNS. The foregoing principles shall apply in similar fashion to any consolidated or combined foreign, state or other local income tax returns which the Group may elect or be required to file.

10. EFFECTIVE TERM OF THIS AGREEMENT. With respect to each Subgroup Member, this Agreement shall be effective for the Group's 1995 taxable period and all subsequent taxable periods (excluding any period of time in 1995 in which such Subgroup Member was not a member of the Group) until the date on which (i) such Subgroup Member ceases to be a member of the Group under applicable Federal law, (ii) the Group no longer remains in existence within the meaning of Treasury Regulation Section 1.1502-75(a), or
    (iii) the Group is no longer eligible to file, or is no longer eligible to join in the filing of, a consolidated return for Federal income tax purposes. After such date, (i) Parent and such Subgroup Member, respectively, shall remain fully responsible for any payments either was required to make under this Agreement in respect of all computations regarding Applicable
    Periods during which such Subgroup Member was a member of the Group, and (ii) all other obligations of such Subgroup Member and Parent under this Agreement shall terminate unless otherwise agreed.

11. PURPOSE AND EFFECT. This agreement is entered into by the parties solely in recognition of the mutual benefits resulting from filing a Federal (or foreign or state or other local) consolidated tax return. The respective amounts of tax liability allocated to Parent and each Subgroup Member for purposes of computing such corporations' eaming and profits for Federal (or foreign or state or other local) income tax purposes may differ from those determined in accordance with this Agreement. Furthermore, any amount treated for Federal (or foreign or state or other local) income tax purposes, on account of such a difference, as a contribution to capital or a distribution with respect to stock, or a combination thereof, as the case may be, shall be treated as a contribution to capital, a distribution with respect to stock, or a combination thereof, solely for Federal (or foreign or state or other local) income tax purposes.

12. ADDITIONAL PARTIES. Parent and Holding intend to use their best efforts to procure the adoption and execution of this Agreement by each present and future Subsidiary. Upon such execution, each Subsidiary shall be a party hereto in all respects as if such Subsidiary had been an original party hereto.

13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    IN WITNESS WHEREOF, Parent and Holding have executed this Agreement by the authorized officers thereof as of the date first above written.


                             CELLNET DATA SYSTEMS, INC.


                             By: _________________________



                             CELLNET DATA SERVICES, INC.


                             By: _________________________

    The undersigned do hereby adopt and agree to become a party to the above Agreement as of the dates indicated below.


CELLNET DATA SERVICES (KC), INC.


By: ___________________________       Date:  January 1, 1995



CN WAN CORP.


By: ___________________________       Date:  January 1, 1995



[Others to be added]